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                                                                 Exhibit 5.1

                    [Letterhead of Thompson Coburn LLP]


September 19, 2002


Siboney Corporation
325 N. Kirkwood Road, Suite 300
P.O. Box 221029
St. Louis, Missouri  63122

Re: Amendment No. 1 to Registration Statement on Form S-8 - 1,600,000 shares of Siboney Corporation common stock, $0.10 par value per share
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Ladies and Gentlemen:

With reference to Amendment No. 1 to Registration Statement on Form S-8 (the "Registration Statement") to be filed by Siboney Corporation, a Maryland corporation (the "Company"), on September 19, 2002, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 1,600,000 shares of the Company's common stock, $0.10 par value per share (the "Shares"), pursuant to the Siboney Corporation 1997 Incentive Stock Option Plan, as amended (the "Plan"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Amended and Restated Articles of Incorporation and By-Laws, each as amended and currently in effect, and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued by the Company in accordance with the Plan, will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

Very truly yours,

/s/ Thompson Coburn LLP